UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2013

THE GORMAN-RUPP COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-6747	34-0253990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 South Airport Road, Mansfield, Ohio	44903
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 755-1011

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 25, 2013, The Gorman-Rupp Company issued a news release announcing its financial results for the first quarter ended March 31, 2013. This news release is included as Exhibit 99 and is being furnished, not filed, with the Current Report on Form 8-K.

Item 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The annual meeting of the shareholders of the Company was held on April 25, 2013 in Mansfield, Ohio (“Annual Meeting”). As of the record date, there were a total of 20,996,893 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 19,350,391 shares of Common Stock were represented in person or by proxy; therefore, a quorum was present. Set forth below are the matters acted upon by the Company’s shareholders at the Annual Meeting and the final voting results on each such matter.

1.	Fix the number of Directors of the Company at eight and to elect eight Directors to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified. The voting results were as follows:

	For	Withheld	Broker Non-Votes
James C. Gorman	16,772,569	104,103	2,473,719
Jeffrey S. Gorman	16,788,747	87,925	2,473,719
M. Ann Harlan	16,736,240	140,432	2,473,719
Thomas E. Hoaglin	16,788,587	88,085	2,473,719
Christopher H. Lake	16,643,820	232,852	2,473,719
Dr. Peter B. Lake	16,735,825	140,847	2,473,719
Rick R. Taylor	16,839,966	36,706	2,473,719
W. Wayne Walston	16,719,042	157,630	2,473,719

2.	Approve, on an advisory basis, the compensation of the Company’s named Executive Officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
14,960,586	532,594	1,383,492	2,473,719

3.	Ratify the appointment of Ernst & Young LLP as independent registered public accountants for the Company during the year ending December 31, 2013. The voting results were as follows:

For	Against	Abstain
19,201,050	117,575	31,766

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit

(99)	News Release dated April 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GORMAN-RUPP COMPANY

By	/s/ David P. Emmens
David P. Emmens
Corporate Counsel and Secretary

April 29, 2013

EXHIBIT INDEX

Exhibit		Page

(99)	News Release dated April 25, 2013	1

4